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Exhibit 10.1

EXECUTION COPY

INDEMNIFICATION AGREEMENT

        This Indemnification Agreement is dated as of                    , 2011, and is made between DIRECTV, a Delaware corporation (the "Corporation") and [name], a member of DIRECTV's Board of Directors (the "Indemnitee").

RECITALS

        A.    Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), empowers the Corporation to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Corporation, as the directors, officers, employees or agents of other entities or other enterprises, and expressly provides that the indemnification and advancement of expenses rights provided by such Section 145 is not exclusive.

        B.    The Corporation's By-Laws require the Corporation to indemnify its directors to the full extent that it shall have power under applicable laws to do so and the By-Laws expressly provide that the indemnification provisions set forth therein are not exclusive.

        C.    The Corporation, after reasonable investigation, has determined that liability insurance coverage may be inadequate in certain circumstances to cover all possible exposure for which Indemnitee should be protected. The Corporation believes that the interests of the Corporation and its stockholders would best be served by a combination of such insurance and contractual indemnification by the Corporation of its directors.

        D.    The Board of Directors of the Corporation has determined that this Agreement is reasonable and prudent and promotes the best interests of the Corporation and its stockholders.

        E.    The Corporation desires and has requested Indemnitee to serve or continue to serve as a director of the Corporation free from undue concern for unwarranted claims for damages arising out of or related to such services to the Corporation.

        F.     Indemnitee is willing to serve or continue to serve as a director of the Corporation on the condition that he or she is furnished the indemnity and advancement of expenses provided for in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

        Section 1.    Certain Definitions.    For purposes of this Agreement, the following definitions shall apply:

          (a)   The term "Action" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any actual, threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative.

          (b)   The phrase "by reason of the fact that Indemnitee is or was or has agreed to serve at the request of the Corporation as a director of the Corporation" shall be broadly construed and shall include, without limitation, past, present or future service at the request of the Corporation as a director, officer, employee, agent, trustee, partner, manager or other similar capacity of another corporation, joint venture, trust, employee benefit plan or other entity or enterprise.

          (c)   The term "Corporation" shall include, without limitation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors so that any person who is or was a director of such constituent corporation, or is or was serving at the request of such constituent corporation as a director of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

          (d)   The term "disinterested director" shall mean a director who is not a party to the Action in question.

          (e)   The term "expenses" shall be broadly and reasonably construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Corporation or any third party, provided that the rate of compensation and estimated time involved is approved by the Board of Directors, which approval shall not be unreasonably withheld, and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense, settlement or appeal of an Action or establishing or enforcing a right to indemnification under this Agreement, Section 145 of the DGCL or otherwise.

          (f)    The term "judgments, fines and amounts paid in settlement" shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Corporation), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

          (g)   A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the Corporation and its stockholders or, as appropriate, participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

          (h)   The term "other enterprises" shall include, without limitation, employee benefit plans.

        Section 2.    General Indemnification.

        To the fullest extent permitted by the laws of the State of Delaware:

          (a)   The Corporation shall indemnify Indemnitee if he or she was or is a party or is threatened to be made a party to, or was or is required to testify or otherwise provide evidence in, any Action by reason of the fact that Indemnitee is or was or has agreed to serve at the request of the Corporation as a director of the Corporation, or by reason of any action alleged to have been taken or omitted in such capacity.

          (b)   This indemnification shall be for expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines and amounts paid in settlement), actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Action or any claim, issue or matter therein and any appeal therefrom, but shall only be provided if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Action, if Indemnitee had no reasonable cause to believe his or her conduct was unlawful.

          (c)   Notwithstanding the foregoing provisions of this Section 2, in the case of any Action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was or has agreed to serve at the request of the Corporation as a director of the

  Corporation, no indemnification shall be made in respect of any Action as to which Indemnitee shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

          (d)   The termination of any Action or any claim, issue or matter therein by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

        Section 3.    Successful Defense—Partial Indemnification.    To the extent that Indemnitee has been successful in defense of any Action on the merits or otherwise, Indemnitee shall, to the fullest extent permitted by law, be indemnified against expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Action. Without limiting the foregoing, if any Action is disposed of on the merits or otherwise (including a disposition without prejudice) without: (i) the disposition being adverse to Indemnitee; (ii) an adjudication that Indemnitee was liable to the Corporation; (iii) a plea of guilty or nolo contendere by Indemnitee; (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee's conduct was unlawful, then Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

        If Indemnitee is entitled under this Agreement to indemnification by the Corporation for some of the expenses, judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with any Action, and any appeal therefrom, but not, however, for the total amount thereof because Indemnitee is not wholly successful, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or amounts paid in settlement in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law.

        Section 4.    Determination That Indemnification Is Proper.

          (a)   Any indemnification hereunder shall (unless otherwise ordered by a court of competent jurisdiction) be made by the Corporation unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 2(b). Upon written request by Indemnitee to the Corporation for indemnification pursuant to Section 6(a), a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made (i) by a majority vote of disinterested directors, even if less than a quorum, (ii) by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, even if less than a quorum; (iii) if there are no such disinterested directors or, if such disinterested directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; (iv) if so directed by the Board, by the stockholders of the Corporation; or (v) by a court of competent jurisdiction.

          (b)   Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to make such determination. Any expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Corporation promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

          (c)   In the event the determination of entitlement to indemnification is to be made by independent legal counsel pursuant to Section 4(a), the independent legal counsel shall be selected by the Board of Directors of the Corporation, and the Corporation shall give written notice to Indemnitee advising him of the identity of the independent legal counsel so selected.

        Section 5.    Advance Payment of Expenses; Notification and Defense of Claim.

          (a)   To the fullest extent permitted by the laws of the State of Delaware, expenses incurred by Indemnitee in defending an Action, or in connection with an enforcement action pursuant to Section 6(b), shall, to the extent not prohibited by law, be paid by the Corporation in advance of the final disposition of such Action (provided such Action was not initiated by Indemnitee) within thirty (30) days after receipt by the Corporation of a statement from Indemnitee requesting such advancement of expenses. By the execution and delivery to the Corporation of this Agreement, Indemnitee undertakes to repay the amounts advanced to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Corporation. No other form of undertaking shall be required other than the execution of this Agreement. Advances shall be unsecured and shall not bear interest. Advances of expenses shall include any and all reasonable expenses incurred pursuing an action to enforce this right of advancement, including expenses incurred by or on behalf of Indemnitee in preparing and forwarding statements to the Corporation to support the advances claimed.

          (b)   Promptly after receipt by Indemnitee of notice of the commencement of any Action, Indemnitee shall, if a claim is to be made against the Corporation hereunder, notify the Corporation of the commencement thereof. The failure to promptly notify the Corporation of the commencement of the Action or Indemnitee's request for indemnification or advancement of expenses, will not relieve the Corporation from any liability that it may have to Indemnitee except to the extent the Corporation is prejudiced in its defense of such Action as a result of such failure.

          (c)   If the Corporation shall be obligated to advance expenses to Indemnitee as provided in this Agreement, legal counsel retained by the Corporation to represent Indemnitee in connection with such Action shall be reasonably acceptable to Indemnitee and Indemnitee or such counsel shall keep the Corporation reasonably apprised of any developments in the Action, and comply with any reasonable request by the Corporation for information relating to such Action. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Action, provided that (1) Indemnitee shall have the right to employ Indemnitee's own counsel in such Action at Indemnitee's expense and (2) if: (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Corporation; (ii) counsel to the Corporation or Indemnitee shall have reasonably concluded that there may be a conflict of interest, or reasonably believes that a conflict is likely to arise, on any significant issue between the Corporation and Indemnitee in the conduct of any such defense; or (iii) the Corporation shall not, in fact, have employed counsel to assume the defense of such Action, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Corporation or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

          (d)   Notwithstanding any other provision to the contrary, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was or has agreed to serve as a director of the Corporation, a witness, non-party witness or otherwise participates in any Action at a time when Indemnitee is not a party in the Action, the Corporation shall indemnify Indemnitee against all expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith and shall, in accordance with Section 5(a), advance expenses to Indemnitee.

        Section 6.    Procedure for Indemnification.

          (a)   To obtain indemnification, Indemnitee shall promptly submit to the Corporation a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Corporation shall, promptly upon receipt of such a request, advise the Board of Directors in writing that Indemnitee has requested indemnification.

          (b)   The Corporation's determination whether to grant Indemnitee's indemnification request shall be made promptly and, in any event, within thirty (30) days following receipt of a request pursuant to Section 6(a). The right to indemnification as granted by Section 2 shall be enforceable by Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or fails to respond within such 30-day period. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses under Section 5 hereof) that Indemnitee has not met the standard of conduct in Section 2, but the burden of proving such defense is on the Corporation. Neither the failure of the Corporation (including its Board of Directors or one of its committees, or its independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct in Section 2, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or one of its committees, or its independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct. Indemnitee's expenses incurred in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Corporation.

          (c)   Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to this Section 6, and the Corporation shall have the burden of proof in overcoming that presumption in reaching a contrary determination. Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the Corporation overcomes such presumption.

        Section 7.    Insurance and Subrogation.

          (a)   The Corporation may purchase and maintain insurance on behalf of Indemnitee against any liability asserted against, and incurred by, Indemnitee or arising out of Indemnitee's status whether or not the Corporation would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. If the Corporation has such insurance in effect at the time the Corporation receives from Indemnitee any notice of the commencement of an Action, the Corporation shall give prompt notice of the commencement of such Action to the insurers in accordance with the procedures set forth in the policy. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Action in accordance with the terms of such policy.

          (b)   In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee under any insurance policy, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

          (c)   The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided) hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

          (d)   The Corporation's obligation to indemnify or advance expenses hereunder to Indemnitee who is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee, partner, manager or other similar capacity, of any other corporation, joint venture, trust, employee benefit plan or other entity or enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, joint venture, trust, employee benefit plan or other entity or enterprise.

        Section 8.    Limitation on Indemnification.    Notwithstanding any other provision to the contrary, the Corporation shall not be obligated pursuant to this Agreement:

          (a)    Claims Initiated by Indemnitee.    To indemnify or advance expenses to Indemnitee with respect to an Action (or part thereof) initiated by Indemnitee, except with respect to an Action brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Section 6(b)) or advancement of expenses, unless such Action (or part thereof) was authorized or consented to by the Board of Directors.

          (b)    Action for Indemnification.    To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any Action instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in establishing Indemnitee's right to indemnification in such Action, in whole or in part, or unless and to the extent that the court in such Action shall determine that, despite Indemnitee's failure to establish their right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 8(b) is intended to limit the Corporation's obligation with respect to the advancement of expenses to Indemnitee in connection with any such Action instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 5.

          (c)    Section 16 Violations.    To indemnify Indemnitee on account of any proceeding where final judgment is rendered against Indemnitee for payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

          (d)    Non-compete and Non-disclosure.    To indemnify Indemnitee in connection with proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Corporation, or any subsidiary of the Corporation, if any.

        Section 9.    Certain Settlement Provisions.    The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any Action without the Corporation's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The Corporation shall not settle any Action in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

        Section 10.    Savings Clause.    If any provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to expenses, judgments, fines and amounts paid in settlement with respect to any Action, whether civil, criminal, administrative or investigative (formal or informal), including an Action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

        Section 11.    Contribution.    To provide for just and equitable contribution when the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Corporation shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee's expenses, judgments, fines and amounts paid in settlement with respect to any Action, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporation or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to: (i) the failure of Indemnitee to meet the standard of conduct set forth in Section 2; or (ii) any limitation on indemnification set forth in Sections 5(c), 8 or 9.

        Section 12.    Determination Prior to Final Disposition of the Action.    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement (other than with respect to the advancement of expenses) shall be required to be made prior to the final disposition of the Action.

        Section 13.    Form and Delivery of Communications.    Any notice or other communication required or permitted to be given to the parties under this Agreement shall be in writing and either delivered in person or sent by telecopy, overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

    If to the Corporation:

    DIRECTV
    2230 E. Imperial Highway
    El Segundo, CA 90245
    Attn: General Counsel
    Facsimile: 310-964-0838

    If to Indemnitee, then to his or her address as set forth below his or her signature hereto.

        Section 14.    Subsequent Legislation.    If the DGCL is amended after adoption of this Agreement to expand further the indemnification and advancement of expenses permitted to directors, then the Corporation shall indemnify Indemnitee and advance expenses to the fullest extent permitted by the DGCL, as so amended.

        Section 15.    Nonexclusivity.    The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Corporation's Certificate of Incorporation or By-Laws, in any court in which a proceeding is brought, the vote of the Corporation's stockholders or disinterested directors, other agreements or otherwise, and Indemnitee's rights hereunder shall continue after Indemnitee has ceased acting as a director of the Corporation and shall inure to the benefit of the heirs, executors and administrators of Indemnitee. However, no amendment or alteration of the Corporation's Certificate of Incorporation or By-Laws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

        Section 16.    Interpretation of Agreement.    It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by applicable law.

        Section 17.    Entire Agreement.    This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties on the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

        Section 18.    Modification and Waiver.    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        Section 19.    Successors and Assigns.    All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives.

        Section 20.    Service of Process and Venue.    For purposes of any claims or proceedings to enforce this Agreement, the Corporation consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the states of Delaware, California and New York or any state in which Indemnitee resides, and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.

        Section 21.    Governing Law.    This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Corporation of its directors, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

        Section 22.    Resignation.    Indemnitee irrevocably agrees that he or she shall tender his or her resignation as a director if required to do so in accordance with the By-Laws of the Corporation. In addition, Indemnitee irrevocably acknowledges and agrees that, if he or she shall fail or refuse to tender such resignation as so required, the provisions of this Section 22 shall constitute such resignation, effective as of the date provided in the By-Laws of the Corporation.

        Section 23.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

DIRECTV
By
Name:
Title:
INDEMNITEE:
By
Name:
Address:

QuickLinks

  Exhibit 10.1
  EXECUTION COPY
INDEMNIFICATION AGREEMENT
RECITALS